UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 12, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

On December 12, 2002, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Announces Executive Changes." The press release contained the following information.





FOR IMMEDIATE RELEASE

Contacts:
Investor Relations: Carol DiRaimo, (913) 967-4109
Media Relations:    Laurie Ellison, (913) 967-2718

              Applebee's International Announces Executive Changes

Overland Park, Kan., Dec. 12, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today announced that George D. Shadid, chief operating officer, has decided to leave the company effective Jan. 12, 2003, but will remain on the company's board of directors. Shadid joined the company as chief financial officer in 1992 and was promoted to chief operating officer in early 2002. Shadid has served on the company's board of directors since 1999.

Lloyd L. Hill, chairman and chief executive officer said, "We appreciate George's dedication and many contributions to Applebee's. The decision to leave Applebee's comes after much reflection on George's part as to what was important to him and his family. George was an important part of seeing our company through the past 10 years of unprecedented growth, when we added nearly 1,300 restaurants and became the most dominant brand in casual dining. With George's departure, we are fortunate to have in place today a very strong and capable operations team focused on the many opportunities ahead."

The company also announced the promotion of David L. Goebel to the new position of executive vice president of operations. Goebel joined the company in early 2001 as senior vice president of franchise operations. In his new capacity, Goebel will oversee all aspects of restaurant operations for more than 1,450 domestic Applebee's restaurants, including franchise operations, company operations, training and operations excellence initiatives.

Hill continued, "I am happy to have an executive of Dave's caliber who has such a deep understanding of restaurant operations and our franchise community. Dave enjoys the confidence, support and respect of our franchise partners. Together with Carin Stutz, our senior vice president of company operations, the two have over 50 years of restaurant experience. Dave has been instrumental in the development and rollout of our To Go initiative, which is meeting with early success in the marketplace. I look forward to working directly with Dave as we continue the execution of our operations excellence strategies."

                                     -more-

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



Goebel has more than 30 years of general  management  experience,  including  22
years  in  the  restaurant  industry,   encompassing  management  and  executive
positions with a number of casual dining concepts.

Hill concluded, "My confidence about the future of Applebee's has never been higher. Our operations team has been in place over the past two years, and has performed well. George's many significant contributions will be missed. In addition to George, much of our success is attributable to Dave's and Carin's operations expertise. We look forward to continuing our strategy of operations excellence under their capable leadership. The board and I remain committed to developing the full range of our entire executive team for the future leadership of Applebee's."

                                    * * * * *

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,489 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).




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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    December 12, 2002                 By: /s/  Steven K. Lumpkin
         ---------------------                 -----------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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